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                                                                 Exhibit (b)(11)


                            RADIANT VENTURES I, LLC
                           c/o Radiant Partners, LLC
                          1212 Avenue of the Americas
                               New York, NY 10036

                                               November 17, 2000

Ms. Lori M. Humphreys
General Electric Capital Real Estate
125 Park Avenue
New York, NY 10017

                                  RE:      201 West Madison Avenue
                                           Chicago, Illinois
                                           -----------------

Dear Lori:

     Reference is made to the letter of October 18,2000 wherein Watch Holdings, LLC agreed to the transfer of ownership interest in Radiant Ventures I, LLC. This letter is intended to and shall modify paragraph 21 of your October 18, 2000 letter. Please confirm that your consent to the transfer of the membership interests in the Borrower shall, subject to the requirements of your October 18, 2000 letter, be effective through and including January 31, 2001.

     If you are in agreement with the foregoing, please execute this letter on the space provided below and return it to the undersigned.

                                           Very truly yours,
                                           RADIANT VENTURES I, LLC
                                           By:  Radiant Investors, LLC
                                           By: /s/ David Schonberger
                                              ------------------------------
                                              Name:  David Schonberger
                                              Title: Managing Member

cc: Andrew W. Albstein, Esq.

ACCEPTED AND AGREED:

Watch Holdings, LLC
by: General Electric Capital Real Estate,
    its Authorized Signatory


By: /s/ Lori M. Humphreys
  ------------------------------------
  Name:  Lori M. Humphreys
  Title: Authorized Signatory





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